SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 22, 2009

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 - Other Events

Item 8.01   Other Events.

On October 22, 2009 our common shares and common share purchase warrants were approved for listing on the NYSE Amex.  Trading is expected to commence on the NYSE Amex on Friday, October 30, 2009 under the same ticker symbols ‘BTIM’ for the common shares and “BTIMW” for the warrants.  Prior to that date, BioTime's common shares and warrants will continue to trade on the Over-The-Counter Bulletin Board (OTCBB).

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated October 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 22, 2009	By /s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated October 22, 2009